UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 11, 2010

Date of Report Date of earliest event reported

INFOSPACE, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 108th Avenue N.E., Suite 1200

Bellevue, Washington 98004

(Address of Principal Executive Offices)

425-201-6100

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective on November 11, 2010, William J. Lansing will no longer serve as President and Chief Executive Officer of InfoSpace, Inc. (“InfoSpace”). Mr. Lansing’s departure is being treated as a termination without Cause under his Employment Agreement, a copy of which was attached as Exhibit 10.1 to the Current Report on Form 8-K filed by InfoSpace on February 5, 2009. Mr. Lansing’s Separation Agreement and General Release of All Claims, dated November 11, 2010, is attached hereto as Exhibit 10.1. Mr. Lansing has also resigned as a member of the Board of Directors (the “Board”) of InfoSpace, effective immediately upon his termination.

Effective as of Mr. Lansing’s departure, the Board appointed current Board member William J. Ruckelshaus, age 46, as President and Acting Chief Executive Officer of InfoSpace. The Board and its Compensation Committee are in the process of determining the compensation Mr. Ruckelshaus will receive for service in these roles. Prior to his appointment as President and Acting Chief Executive Officer of InfoSpace, Mr. Ruckelshaus served as Chief Financial Officer of AudienceScience, Inc. (formerly known as RevenueScience, Inc.), a digital advertising, technology, and services company, from May 2006 to November 2010. From July 2002 to April 2006, he served as Senior Vice President, Corporate Development at Expedia, Inc., an online travel agency, where he oversaw Expedia’s mergers and acquisitions and led the corporate strategic planning effort. Mr. Ruckelshaus will retain his position on the Board, which he has held since May of 2007, but has resigned from the Audit Committee and the Nominating and Governance Committee.

The Board did not replace Mr. Lansing’s position on the Board, leaving a vacancy. The Board appointed John Cunningham to the Audit Committee as a replacement for Mr. Ruckelshaus.

Item 7.01	REGULATION FD DISCLOSURE

On November 11, 2010, InfoSpace issued a press release announcing the immediate departure of William J. Lansing from his position as President and CEO of InfoSpace and from his position as a member of the Board, and announcing the appointment of William J. Ruckelshaus as President and Acting CEO of InfoSpace. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

During the fourth quarter of 2010, InfoSpace expects to record $5.7 million in separation charges per the terms of Mr. Lansing’s Employment Agreement; of this amount, $1.7 million represents cash that will be paid over the next 24 months, and the remainder represents stock-based compensation expense related to the acceleration of the vesting of all of his unvested equity award grants.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Separation Agreement and General Release of All Claims dated November 11, 2010

99.1	Press Release dated November 11, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 11, 2010

INFOSPACE, INC.

By:	/S/ ALESIA L. PINNEY
Alesia L. Pinney General Counsel and Secretary

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